Exhibit 99

WAYNE SAVINGS BANCSHARES, INC. DECLARES QUARTERLY DIVIDEND	NASDAQ SYMBOL: WAYN RELEASE DATE: JUNE 27, 2005 CONTACT PERSON: CHARLES F. FINN CHAIRMAN AND CEO MICHAEL C. ANDERSON EVP/CFO (330) 264-5767

FOR IMMEDIATE RELEASE

        WOOSTER, OHIO - The Board of Directors of Wayne Savings Bancshares, Inc. (NASDAQ: WAYN), the parent of Wayne Savings Community Bank, Wooster, Ohio has declared a cash dividend of $.12 per share on the Company's common stock for the quarter ending June 30, 2005. This represents an annualized dividend of $.48 per share. The quarterly cash dividend will be paid on July 20, 2005 to stockholders of record as of July 6, 2005.

        At March 31, 2005, Wayne Savings Bancshares, Inc., had total assets of $403.4 million, total deposits of $320.6 million, and stockholders' equity of $40.2 million, resulting in a capital-to-asset ratio of 9.97%. Established in 1899, Wayne Savings Community Bank, the wholly-owned subsidiary of Wayne Savings Bancshares, Inc., has eleven full-service banking locations in Wayne, Holmes, Ashland, Medina and Stark Counties, Ohio.

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